Exhibit 99.1

CHAIRMANSHIP AGREEMENT

This AGREEMENT (“Agreement”) is made as of the 30th day of August, 2005, by and between CuraGen Corporation, a Delaware corporation, (“CuraGen” or the “Company”), 454 Life Sciences Corporation (“454”), a Delaware corporation and a subsidiary of CuraGen, and Jonathan M. Rothberg (the “Chairman”).

WHEREAS, the Company recognizes the Chairman’s comprehensive knowledge of the Company and its industry and, as such, wishes to establish the terms of the Chairman’s continued relationship with the Company; and

WHEREAS, the Boards of Directors of CuraGen (the “CuraGen Board”) and 454 (the “454 Board”) have determined that it is in the best interest of CuraGen and 454 and their respective shareholders to assure that the Chairman enter into this Agreement and the Chairman is willing to enter into this Agreement;

NOW, THEREFORE, in consideration of the mutual promises and conditions set forth in this Agreement, the sufficiency of which is hereby acknowledged, the Company, 454 and the Chairman agree as follows:

1. Effective Date. This Agreement shall become effective on July 1, 2005 (the “Effective Date”). The Chairman’s Employment Agreement with CuraGen dated April 1, 2002, and amended on October 31, 2003 and February 1, 2005 shall terminate on June 30, 2005 and the Chairman shall be entitled to no further compensation or benefits thereunder (other than accrued and unpaid salary).

2. New Position.

a. Position Description and Compensation. As of the Effective Date, the Chairman will serve as the Chairman of the Board of Directors of 454 (“the 454 Board”), subject to termination pursuant to Section 6 herein, and shall receive for such services a retainer equivalent to $150,000 annually. The Chairman shall report to the 454 Board and perform such duties and responsibilities as may be assigned by the 454 Board in accordance with the By-laws of 454, as may be amended from time to time and are typically associated with a position of that nature. Subject to the restrictions on competition, solicitation, and disclosure of proprietary information set forth in Sections 8 and 9 below, the Chairman may work as an employee, director, or as a consultant for any person or entity during the period he serves as 454 Board Chairman (the “Chairmanship Period”), provided that such employment does not materially interfere with the performance of his duties as Chairman of the 454 Board or with his Consulting Arrangement as provided for in Section 3, or as may constitute a violation of his fiduciary duties. Such employment or consulting arrangement shall not in any way violate the provisions of this Agreement, nor in any way limit the Chairman’s right to receive the payments and benefits set forth in this Agreement.

b. 454 Stock Options And Other Benefits. The Chairman shall receive annual 454 option grants, consistent with the grants that non-management 454 Board members receive, and such other compensation and perquisites to which non-management members of the 454 Board are entitled from time-to-time. The Chairman’s existing 454 non-qualified stock options, and any and all additional 454 stock options will continue to vest, subject to their original option expiration dates and continue to be exercisable, as long as the Chairman continues to serve on the 454 Board or as provided in Section 6. In addition, for the duration of the Chairmanship Period, 454 shall provide the Chairman with email and phone access, a portable computer, a Blackberry, a mobile phone, and any other electronic equipment it deems necessary for the Chairman to perform efficiently his functions as Chairman of the 454 Board.

3. Consulting Arrangement. Subject to termination pursuant to Section 6 herein, the Chairman agrees to serve as a consultant to the CuraGen management team for an initial term of two years (with annual renewal thereafter, at the discretion of the CuraGen Board) and shall receive $50,000 per year for such services, payable quarterly (the “Consulting Arrangement”). The Chairman shall provide consulting services at such times and in such manner as are mutually agreed to by the Chairman and the CuraGen Board or 454 Board. The Chairman shall continue to serve on the CuraGen Board (and CuraGen shall nominate him for election to the CuraGen Board), provided he is elected by the CuraGen shareholders, and will receive annual CuraGen option grants, consistent with the grants to non-management CuraGen Board members, the first of which will be granted by the CuraGen Compensation Committee upon the Chairman’s formal agreement to all terms of this Agreement. In addition, the Chairman shall receive such other compensation and perquisites to which non-management members of the CuraGen Board are entitled from time-to- time. For the duration of the Consulting Arrangement, the Chairman shall be eligible for a self-pay CuraGen corporate American Express Card.

4. CuraGen Outstanding Stock Options. By virtue of the Chairman’s continued service to the Company, currently outstanding CuraGen stock options previously granted to him pursuant to the Company’s 1997 Employee, Director and Consultant Stock Plan, as amended and restated, the Company’s Incentive Stock Option Agreement and the Company’s Non-Qualified Stock Option Agreement will continue to vest and become exercisable in accordance with their terms, provided the Chairman remains on the CuraGen Board, the Consulting Arrangement remains in force or as provided in Section 6. Nothing in the preceding sentence is intended to extend the final stated expiration date for any of the outstanding options, and to the extent the stated expiration date for any such outstanding options occurs after the Effective Date, such applicable options would expire in the same manner that they would expire if their expiration date occurred during the Chairman’s service as an employee of the Company. The Chairman understands that the provisions of this Section may adversely affect the tax treatment of the options referred to herein under Section 422 of the Internal Revenue Code of 1986, as amended.

5. Change In Control.

a. CuraGen. In the event any person (other than the Chairman), group of associated persons acting in concert (none of whom is the Chairman), or entity, acquires all or substantially all of the business or assets of the Company or becomes a direct or indirect beneficial owner of shares of stock of the Company representing an aggregate of more than fifty percent (50%) of the votes then entitled to be cast at an election of directors of the Company, all CuraGen stock options held by the Chairman will become 100% vested in the same manner and to the same extent as the stock options of other non-management CuraGen Board members.

b. 454. In the event any person (other than the Chairman), group of associated persons acting in concert (none of whom is the Chairman), or entity, acquires all or substantially all of the business or assets of 454 or becomes a direct or indirect beneficial owner of voting securities of 454 representing an aggregate of more than fifty percent (50%) of the total voting power represented by 454’s then outstanding voting securities, all 454 stock options help by the Chairman will become 100% vested.

6. Termination.

a. Termination Due to Death. The Chairmanship Period and Consulting Arrangement shall terminate immediately upon the death of the Chairman. In the event termination due to the Chairman’s death occurs, the Chairman’s estate shall not be entitled to any further payments under Section 2 or 3 of this Agreement other than accrued and unpaid compensation and benefits hereunder and provided that all outstanding CuraGen and 454 options shall remain exercisable until the earlier of the second anniversary of the Effective Date or the final stated expiration date of the relevant option.

b. Termination Due to Disability. The Chairmanship Period and Consulting Arrangement shall terminate immediately upon the Disability of the Chairman. In the event termination due to the Chairman’s Disability occurs, the Chairman shall not be entitled to any further payments under Section 2 or 3 of this Agreement other than accrued and unpaid compensation and benefits hereunder, and provided that all outstanding CuraGen and 454 options shall remain exercisable until the earlier of the second anniversary of the Effective Date or the final stated expiration date of the relevant option. As used in this Agreement, the term “Disability” shall mean the inability of the Chairman to perform the functions of his position due to a physical or mental disability, with or without reasonable accommodation as may be required by state or federal law for a period of ninety (90) days, whether or not consecutive, during a rolling one-year period of the Chairman’s retention by the Company. A determination of Disability shall be made by a physician chosen by both the Chairman and the Company, provided that if the Chairman and the Company cannot agree on a physician, the Chairman and the Company shall each select a physician and these two together shall select a third physician, whose determination as to disability shall be binding on all parties.

c. Termination for Cause. For purposes of this Agreement, termination for “Cause” shall mean termination of the Chairmanship Period or the Consulting Arrangement by 454 or the Company, respectively, for any of the following reasons: (a) material failure by the Chairman to perform his services under this Agreement on behalf of 454 or the Company, as the case may be; (b) misconduct materially and demonstrably injurious to 454 or the Company, as the case may be; (c) a conviction of a felony; (d) fraud or embezzlement of 454 or Company assets, as the case may be; or (e) a material breach of any of the terms of this Agreement applicable to 454 or the Company, as the case may be, including, but not limited to, a breach of the restrictions in Sections 8 and 9 below with respect to 454 or the Company, as the case may be; provided, however, that neither 454 nor the Company shall be entitled to terminate the Chairmanship Period or the Consulting Arrangement, respectively, pursuant to clause (a) or clause (e) unless 454 or the Company, as the case may be, has provided the Chairman with written notice of the failure or breach which it contends constitutes a basis for Cause and the Chairman has not cured such failure or breach within 10 days following receipt of such notice. In the event the Chairmanship Period or the Consulting Arrangement shall terminate under this subsection, following the effective date of the termination for Cause, the Chairman shall not be entitled to any further payments under Sections 2 and 3 of this Agreement (other than the accrued and unpaid compensation and benefits hereunder).

d. Termination Without Cause. Termination by the Company of the Consulting Arrangement or by 454 of the Chairmanship Period without Cause shall mean the termination of the

Consulting Arrangement or the Chairmanship Period for any reason other than as provided in subsections (a), (b) and (c) of this Section 6. In the event the Company terminates the Consulting Arrangement without Cause or 454 terminates the Chairmanship Period without Cause, provided the Chairman executes a binding release for the benefit of the Company or 454, as the case may be, in a form substantially similar to that attached as Exhibit A, for a period (the “Separation Period”) equal to the longer of six (6) months following the date of termination or until the second anniversary of the Effective Date, the Company or 454, as the case may be, shall continue to provide the Chairman with payments at the rate the Chairman was receiving at the time of the termination and with such other benefits and perquisites as the Chairman was entitled to receive at the time of termination. In addition, all outstanding CuraGen or 454 options, as the case may be, shall remain exercisable until the earlier of the end of the Separation Period or the final stated expiration date of the relevant option.

e. Termination by the Chairman. The Chairman may resign his position as Chairman of the 454 Board or terminate his Consulting Arrangement at any time, provided he provides 454 or the Company, as the case may be, with ninety (90) days notice of such intention to resign. In such event, following the effective date of his resignation, the Chairman shall not be entitled to any further payments or benefits under Section 2 or 3 of this Agreement (other than accrued and unpaid compensation and benefits hereunder), respectively.

7. Non-Disparagement. The Chairman agrees that, as a condition of the Company’s and 454’s execution of this Agreement, he shall not make any false, disparaging or derogatory statements to any media outlet, industry group, financial institution or current or former employee, consultant, client or customer regarding the Company or any of its directors, officers, employees, agents or representatives or about the Company’s business affairs and financial condition. Nothing in this paragraph, however, shall limit the Chairman in his ability to speak freely at any meeting of the board of directors of CuraGen or 454 or from making any statement in the good faith pursuit of his legal duties to or legal rights with respect to the Company.

Each of CuraGen and 454 agrees that, as a condition of the Chairman’s execution of this Agreement, it shall not make any false, disparaging or derogatory statements to any media outlet, industry group, financial institution or current or former employee, consultant, client or customer regarding the Chairman, provided that nothing in this Section 7 shall prevent CuraGen or 454 (including their respective boards of directors or officers) from speaking freely at any meeting of either of its boards of directors or from making any statement in the good faith pursuit of its duties to its shareholders or legal rights with respect to the Chairman.

8. Restrictive Covenants.

a. Non-Competition. In order to protect 454’s and the Company’s legitimate domestic and international business interests, the Chairman agrees that, in exchange for the benefits provided for in this Agreement, during the Chairmanship Period and during the period of the Consulting Agreement, respectively, and for the period during which the Chairman is entitled to payments under Section 6(d) or, if the Chairman voluntarily terminates his service relationship with 454 or the Company, for a period of 12 months after the end of the Chairmanship Period or the Consulting Arrangement, as the case may be (the “Non-Competition Period”), he shall not, without the prior approval of 454 or the Company, as the case may be, (i) engage in any business that is competitive to the business of 454 or the Company, as the case may be (including, but not limited to, any business or enterprise that develops, manufactures, markets, or sells any product that competes with any product developed, manufactured, marketed or sold, or known to the Chairman to be under development, by 454 or the Company, as the case may be) in any capacity (whether as a director, stockholder, investor, member, partner, principal, proprietor, agent, consultant, officer, employee or otherwise, except as the holder of not more than 1% of the outstanding stock of a publicly-held company) for, with respect to or on behalf of any person, corporation, partnership, firm, financial institution or other business entity (including any division or unit thereof)); or (ii) serve in any capacity (whether as a director, stockholder, investor, member, partner, principal, proprietor, agent, consultant, officer, employee or otherwise) anywhere in the world for, with respect to or on behalf of any person or entity that is engaged in any business that is competitive to the current business of 454 or the Company or is known to the Chairman to be under development by 454 or the Company, as the case may be.

b. Non-Solicitation. During the Non-Competition Period, the Chairman shall not, on his own behalf or on behalf of any other person or entity, (i) directly or indirectly solicit or induce any employee of the Company or 454 (as relevant, depending upon whether the Chairman’s service relationship with the Company or 454 or both has terminated) to leave or cease his or her employment relationship with the Company or 454, as the case may be, for any reason whatsoever; (ii) directly or indirectly hire or otherwise engage the services of, or assist in hiring or engaging the services of any Company or 454 employee, as the case may be; (iii) solicit, or permit any organization directly or indirectly controlled by him to solicit for hire any employee of the Company or 454, as the case may be; or (iv) solicit business from any customer, vendor, licensor, licensee, or distributor to reduce its business with the Company or 454, as the case may be.

c. Interpretation and Acknowledgment. If any restriction set forth in this Section 8 is found by any court of competent jurisdiction to be unenforceable because it extends for too long a period of time or over too great a range of activities or in too broad a geographic area, it shall be interpreted to extend only over the maximum period of time, range of activities or geographic area as to which it may be enforceable. The parties intend that if the Chairman violates the provisions of this Section, he shall continue to be bound by the restrictions set forth herein until the period described in Section 3(a) (counting the period before the violation commenced and after the violation has ceased) has expired without any violation of such provisions or until the Non-Competition Period has expired, whichever is longer. The parties acknowledge and agree that the Chairman’s service relationships with the Company and 454 are independent and, except as otherwise specifically provided, that the provisions of this Agreement, including without limitation the termination provisions and the restrictive covenant, shall apply separately to such relationships.

9. Proprietary and Confidential Information.

(a) The Chairman agrees that all information, whether or not in writing, of a private, secret or confidential nature concerning the Company’s or 454’s business, business relationships or financial affairs (collectively, “Proprietary Information”) is and shall be the exclusive property of the Company or 454, as the case may be. By way of illustration, but not limitation, Proprietary Information may include discoveries, inventions, products, product improvements, product enhancements, processes, methods, techniques, formulas, compositions, compounds, negotiation strategies and positions, projects, developments, plans (including business and marketing plans), research data, clinical data, financial data (including sales costs, profits, pricing methods), personnel data, computer programs (including software used pursuant to a license agreement), customer and supplier lists, and contacts at or knowledge of customers or prospective customers of the Company or 454, as the case may be. The Chairman will not disclose any

Proprietary Information to any person or entity other than employees of the Company or 454, as the case may be, or members of their respective Boards or use the same for any purposes (other than in the performance of his duties hereunder) without written approval by an officer of the Company or 454, as the case may be, unless and until such Proprietary Information has become public knowledge without fault by the Chairman. It is understood that disclosure of Proprietary Information by the Chairman to a government agency or court pursuant to an order from such agency or court shall not constitute a breach of this Agreement; provided, however, that: (a) prior to disclosing such information, and to the extent consistent with applicable law, the Chairman must provide sufficient notice of any such order to the Company or 454, as the case may be, to allow the Company or 454, as the case may be, to oppose the disclosure; and (b) any such disclosure shall not otherwise alter the Chairman’s obligations under this Agreement to keep such information confidential.

(b) The Chairman agrees that all files, documents, letters, memoranda, reports, records, data, sketches, drawings, models, laboratory notebooks, program listings, computer equipment or devices, computer programs or other written, photographic, or other tangible material containing Proprietary Information, whether created by the Chairman or others, which shall come into his custody or possession, shall be and are the exclusive property of the Company or 454, as the case may be, and are to be used by the Chairman only in the performance of his duties for the Company or 454, as the case may be, and shall not be copied or removed from the Company or 454 premises except in the pursuit of the business of the Company or 454, as the case may be. All such materials or copies thereof and all tangible property of the Company in the custody or possession of the Chairman shall be delivered to the Company or 454, as the case may be, upon the earlier of (i) a request by the Board or (ii) termination of the Consulting Arrangement and Chairmanship Period as the case may be. After such delivery, the Chairman shall not retain any such materials or copies thereof nor any such tangible property.

(c) The Chairman agrees that his obligation not to disclose or to use information and materials of the types set forth above and his obligation to return materials and tangible property set forth in this Section also extends to such types of information, materials and tangible property of customers of the Company and 454 or suppliers to the Company and 454 or other third parties who may have disclosed or entrusted the same to the Company, 454 or to the Chairman.

10. Necessity Of Restrictive Covenants. The Chairman acknowledges that the restrictions contained in Sections 8 and 9 above for the benefit of the Company or 454, as relevant, are necessary for the protection of the business and goodwill of the Company and 454, as the case may be, and considers the restrictions to be reasonable for such purpose. The Chairman agrees that any breach of Section 8 and/or 9 is likely to cause the Company or 454, as the case may be, substantial and irrevocable damage and therefore, in the event of any breach of such Section or Sections, the Chairman agrees that the Company or 454, as the case may be, shall be entitled to (a) specific performance; (b) return of any payment made to the Chairman pursuant to Section 6(d) of this Agreement; (c) entry of an injunction against him; and (d) other injunctive relief, as determined by a court of competent jurisdiction (a state or federal court located either in Connecticut or in the state of the Chairman’s primary residence at the time of commencement of any such proceeding), all without the Company or 454, as the case may be, posting a bond.

11. Cooperation. For a period of two (2) years following the expiration of the Chairmanship Period or the Consulting Arrangement, or such longer period as the Chairman and the Company or 454, as relevant, may mutually agree in writing, the Chairman agrees to fully cooperate with the Company or 454, as the case may be, in connection with any defense of or prosecution by the Company or 454, as the case may be, regarding any claim, arbitral hearing, action, proceeding, litigation, or investigation in which the Company or 454, as the case may be, may be involved as a party or non-party from time to time. The Company or 454, as the case may be, agrees to reimburse the Chairman for his reasonable travel expenses, if any, incurred in connection with such cooperation and for any compensation actually lost as a result of such cooperation. This Section shall not apply in connection with any proceeding in which the Chairman or his interests are adverse to those of the Company or 454, as determined by the Company or 454, as the case may be, in good faith, or if such proceeding involves, in whole or in part, the Chairman’s violation of any obligation which he owed to the Company or 454, as the case may be. Nothing in this Section shall prevent the Chairman from being indemnified under any directors’ and officers’ liability insurance to the extent to which he may be otherwise entitled.

12. Amendment. This Agreement shall be binding upon the parties and may not be abandoned, supplemented, changed or modified in any manner, orally or otherwise, except by an instrument in writing of concurrent or subsequent date signed by a duly authorized representative of the parties.

13. Validity. Should any provision of this Agreement be declared or be determined by any court of competent jurisdiction to be illegal or invalid, the validity of the remaining parts, terms, or provisions shall not be affected and said illegal and invalid part, term or provision shall be deemed not to be a part of this Agreement.

14. Waiver. No delay or omission by the Company or 454 in exercising any right under this Agreement will operate as a waiver of that or any other right. A waiver or consent given by the Company or 454 on any one occasion is effective only in that instance and will not be construed as a bar to or waiver of any right on any other occasion.

15. Entire Agreement. As of the Effective Date, this Agreement supersedes all prior agreements, written or oral, between the Chairman and the Company relating to the subject matter of this Agreement, including, but not limited to, as of the Execution Date, the Employment Agreement by and between the Company and the Chairman dated April 1, 2002, and amended on October 31, 2003 and February 1, 2005, but excluding any agreements relating to the Chairman’s CuraGen or 454 options, which agreements shall remain in full force and effect except to the extent expressly modified by this Agreement. This Agreement may not be modified, changed or discharged in whole or in part, except by an agreement in writing signed by the Chairman and the Company, with respect to the agreements herein between the Chairman and the Company, or by the Chairman and 454, with respect to the agreements herein between the Chairman and 454.

16. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any corporation or entity with which or into which the Company or 454 may be merged or which may succeed to its assets or business, provided however that the obligations of the Chairman are personal and shall not be assigned by the Chairman. The Chairman further expressly consents to be bound by the applicable provisions of this Agreement for the benefit of the Company, 454 or any of their respective subsidiaries or affiliates, as the case may be.

17. Governing Law, Forum and Jurisdiction. This Agreement shall be governed by and construed as a sealed instrument under and in accordance with the laws of Connecticut (without reference to the conflicts of law provisions thereof). Any action, suit, or other legal proceeding that is commenced to resolve any matter arising under or relating to any provision of this Agreement shall be commenced only in a court of the State of Connecticut (or, if appropriate, a federal court located within Connecticut), and the Company, 454 and the Chairman consent to the jurisdiction of such a court; provided, however, that except for a proceeding to enforce Sections 8 and 9 of this Agreement, which may be commenced by the Company in any court of competent jurisdiction located either in Connecticut or in the state in which the Chairman lives at the time of commencement of any such proceeding, the parties agree to participate in non-binding mediation, which shall be held in New Haven, Connecticut by a mediator mutually agreed upon by the parties.

18. Release of Claims. In exchange for the benefits provided in this Agreement, the Chairman hereby fully, forever, irrevocably and unconditionally releases, remises and discharges the Company, 454 and its current and former officers, directors, stockholders, agents, employees, attorneys, corporate affiliates, and subsidiaries (collectively, the “Released Parties”), from any and all claims, charges, complaints, suits, demands, actions, causes of action, suits, rights, debts, sums of money, costs, accounts, reckonings, covenants, contracts, agreements, promises, doings, omissions, damages, executions, obligations, liabilities, and expenses (including attorneys’ fees and costs), of every kind and nature which he ever had or now has against the Released Parties arising out of his employment with or the separation of employment from the Company or arising out of any other relationship to or with the Company, including but not limited to all employment discrimination claims under Title VII of the Civil Rights Act of 1964,42 U.S.C. § 2000e et seq., the Age Discrimination in Employment Act, 29 U.S.C. § 621 et seq., the Americans With Disabilities Act of 1990, 42 U.S.C. § 12101 et seq., the Family and Medical Leave Act of 1993, 29 U.S.C. §2601 et seq., the Connecticut Human Rights and Opportunities Act, Conn. Gen. Stat. § 46a-51 et seq., the Connecticut Equal Pay Law, Conn. Gen. Stat. § 31-75 et seq., the Connecticut Family and Medical Leave Law, Conn. Gen. Stat. § 31-51kk et seq., Conn. Gen. Stat. § 31-51m (Connecticut whistleblower protection law), all as amended; all common law claims including, but not limited to, actions in tort, defamation and breach of contract; and any claim or damage arising out of the Chairman’s employment with and retention by or separation from the Company (including a claim for retaliation) under any common law theory or any federal, state or local statute or ordinance not expressly referenced above; provided, however, that nothing in this Section (i) constitutes a waiver of any vested benefit, if any, under any and all employee benefit plans of the Company or 454; (ii) affects the Chairman’s right to any funds being held for the Chairman’s benefit or in the Chairman’s name with any Company or 454 deferred compensation plan; (iii) prevents the Chairman from filing, cooperating with, or participating in any proceeding before the EEOC or a state Fair Employment Practices Agency (except that he acknowledges that he may not be able to recover any monetary benefits in connection with any such claim, charge or proceeding); or (iv) releases the Company or 454 from any ongoing obligations pursuant to this Agreement.

Likewise, in consideration of the undertakings, transactions and consideration recited in this Agreement, the Company and 454 hereby unconditionally and irrevocably remise, release and forever discharge the Chairman, his heirs and administrators, or any of them, of and from any and all suits, claims, demands, interest, costs (including attorney fees and costs actually incurred), expenses, actions and causes of action, rights, liabilities, obligations, promises, agreements, controversies, losses and debts, arising out of or relating to the Chairman’s employment with or management of the Company or other relationship to or with the Company; provided, however, that nothing herein is intended to release the Chairman from any ongoing obligations pursuant to this Agreement.

19. Acknowledgements. The Chairman acknowledges that he has been given twenty-one (21) days to consider this Agreement and that the Company advised him to consult with an attorney of his choosing prior to signing this Agreement. Further, the Chairman acknowledges that the Company informed him that he may revoke his assent to this Agreement for a period of seven (7) days after the execution of this Agreement, and that the Agreement shall not be effective or enforceable until the expiration of this seven (7) day revocation period. The Chairman understands and agrees that, by entering into this Agreement, he is waiving any and all rights or claims he might have under the Age Discrimination In Employment Act, as amended by the Older Workers Benefit Protection Act, and that he has received consideration beyond that to which he was previously entitled.

20. Voluntary Assent. The Chairman affirms that no other promises or agreements of any kind have been made to or with him by any person or entity whatsoever to cause him to sign this Agreement, and that he fully understands the meaning and intent of this Agreement. The Chairman states and represents that he has had an opportunity to fully discuss and review the terms of this Agreement with an attorney. The Chairman further states and represents that he has carefully read this Agreement, understands its contents, freely and voluntarily assents to all of its terms and conditions, and signs his name to this Agreement as his own free act.

21. Subsequent Agreements. Each of the parties to this Agreement agrees to execute such further agreements and instruments as any other party shall reasonably request in order to effectuate the provisions of this Agreement.

22. Captions. The captions of the Sections of this Agreement are for convenience of reference only and in no way define, limit or affect the scope or substance of any Section of this Agreement.

23. Counterparts. This Agreement may be executed in two (2) signature counterparts, each of which shall constitute an original, but all of which taken together shall constitute one and the same instrument.

24. Notices. All notices required or permitted under this Agreement shall be in writing and shall be deemed effective upon personal delivery or upon deposit in the United States Post Office, by registered or certified mail, postage prepaid, addressed to the other party at the address designated herein, or at such other address or addresses as either party shall designate to the other in writing in accordance with this Section.

25. Certain Costs. Notwithstanding anything in this Agreement to the contrary, and notwithstanding any termination of the Consulting Arrangement or the Chairmanship Period, (i) provided the Chairman is eligible and timely elects to continue receiving coverage for himself and his eligible dependant from the Company’s health and medical plans as in effect, pursuant to the federal COBRA laws, for a period of 18 months from the Effective Date, the Company agrees to reimburse the Chairman for the premiums associated with such coverage and (ii) the Company agrees to reimburse the Chairman for up to $7,500 of legal fees incurred by the Chairman in connection with the negotiation and preparation of this Agreement.

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WITNESS our hands and seals:

CURAGEN CORPORATION 454 LIFE SCIENCES CORPORATION		JONATHAN M. ROTHBERG

By:	/s/ Patrick J. Zenner	/s/ Jonathan M. Rothberg
Patrick J. Zenner
CuraGen
Interim Chief Executive Officer and Chairman of the Board

Date:	August 30, 2005	Date:	August 30, 2005

EXHIBIT A: RELEASE AGREEMENT

This Release Agreement is made as of the 30th day of August, 2005, by and between the Company and the Chairman.

In consideration of the mutual promises set forth herein, and sections 2 and 3 of the Chairmanship Agreement between the parties, the Chairman hereby fully, forever, irrevocably and unconditionally releases, remises and discharges the Company and its current and former officers, directors, stockholders, agents, employees, attorneys, corporate affiliates, and subsidiaries (collectively, the “Released Parties”), from any and all claims, charges, complaints, suits, demands, actions, causes of action, suits, rights, debts, sums of money, costs, accounts, reckonings, covenants, contracts, agreements, promises, doings, omissions, damages, executions, obligations, liabilities, and expenses (including attorneys’ fees and costs), of every kind and nature which he ever had or now has against the Released Parties arising out of his status as an officer or director of the Company or the termination of that status Company or arising out of any other relationship to or with the Company, including, but not limited to, all employment discrimination claims under Title VII of the Civil Rights Act of 1964, 42 U.S.C. § 2000e et seq., the Age Discrimination in Employment Act, 29 U.S.C. § 621 et seq., the Americans With Disabilities Act of 1990, 42 U.S.C. § 12101 et seq., the Family and Medical Leave Act of 1993, 29 U.S.C. §2601 et seq., the Connecticut Human Rights and Opportunities Act, Conn. Gen. Stat. § 46a-51 et seq., the Connecticut Equal Pay Law, Conn. Gen. Stat. § 31-75 et seq., the Connecticut Family and Medical Leave Law, Conn. Gen. Stat. § 31-51kk et seq., Conn. Gen. Stat. § 31-51 m (Connecticut whistleblower protection law), all as amended, and all employment discrimination claims under similar applicable federal and state statutes; all claims arising out of the Fair Credit Reporting Act, 15 U.S.C. § 1681 et seq. and the Employee Retirement Income Security Act of 1974 (“ERISA”), 29 U.S.C. § 1001 et seq., all as amended; all common law claims including, but not limited to, actions in tort, defamation and breach of contract; and any claim or damage arising out of the Chairman’s employment with and retention by or separation from the Company (including a claim for retaliation) under any common law theory or any federal, state or local statute or ordinance not expressly referenced above; provided, however, that nothing in this Section (i) constitutes a waiver of any vested benefit, if any, under any and all employee benefit plans of the Company, including the Pension Plan and the Supplemental Benefit Retirement Plan; (ii) affects the Chairman’s right to any funds being held for the Chairman’s benefit or in the Chairman’s name with any Company deferred compensation plan; (iii) affects the Chairman’s eligibility for indemnification in accordance with the Company’s Articles of Association or corporate by-laws or under applicable law; (iv) prevents the Chairman from filing, cooperating with, or participating in any proceeding before the EEOC or a state Fair Employment Practices Agency (except that he acknowledges that he may not be able to recover any monetary benefits in connection with any such claim, charge or proceeding) or (v) releases the Company from any ongoing obligations pursuant to the Chairmanship Agreement.

The Chairman acknowledges that he has been given a reasonable amount of time to consider this Release Agreement, and that he has consulted with an attorney of his choosing prior to signing this Release Agreement. Further, the Chairman acknowledges that he may revoke this Release Agreement for a period of seven (7) days after its execution by delivering notice of such revocation to the Company’s General Counsel by hand or by mail, and the Release Agreement shall not be effective or enforceable until the expiration of this seven (7) day revocation period.

IN WITNESS WHEREOF, I set my hand and seal to this Release Agreement as of August 30, 2005.

By:	/s/ Jonathan M. Rothberg	Date:	August 30, 2005
JONATHAN M. ROTHBERG